Exhibit 10.3

11111 Katy Freeway, Suite 910
Houston, TX 77079
(713) 973-5720 tel
(713 973-5777 fax

November 3, 2007

Mr. Ferdinando Petrucci
Via Stazione, 133a
Arce, Italy

Re:
Amendment No. 3 (“Amendment No. 3) to the Exclusive License Agreement, dated March 20, 2006 and as amended September 11, 2006 and December 13, 2006, between Ferdinando Petrucci (“Petrucci”) and H2Diesel, Inc. (“H2Diesel”), a wholly owned subsidiary of H2Diesel Holdings, Inc. (as amended, the “License Agreement”)

Dear Mr. Petrucci:

Please acknowledge your agreement that the License Agreement is further amended as follows, by executing this Amendment No. 3 to the License Agreement in the space provided below:

1.	The due date for the US$1,500,000 payment required under section 1(b)(i)(C) of the License Agreement is extended from October 31, 2007 to November 15, 2007.

2.
H2Diesel will pay Petrucci US$2,000,000 on or before November 15, 2007, with US$1,500,000 of such payment allocated to the payment formerly due on October 31, 2007 and US$500,000 of such payment allocated as a prepayment of the US$1,000,000 payment due on March 20, 2008 under section 1(b)(i)(D) of the License Agreement.

3.	H2Diesel will pay Petrucci the remaining US$500,000 of the payment due in 2008 under section 1(b)(i)(D) of the License Agreement on March 20, 2008.

Very truly yours,

H2Diesel, Inc.

By:	/s/ David A. Gillespie
Name: David A. Gillespie
Title: President and Chief Executive Officer

Acknowledged and Agreed as of the date above first written:

/s/ Ferdinando Petrucci
Ferdinando Petrucci